UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2014

EMBARR DOWNS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-55044 (Commission File No.)	46-3403755 (IRS Employer Identification No.)

205 Ave Del Mar #984 San Clemente, CA 92674
(Address of principal executive offices) (zip code)

(949) 461-1471
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.

(1)
On February 18, 2014, the Company’s Board of Directors approved an annual dividend of $.001 to its shareholders to be paid quarterly.  The dividend of $.001 per share shall be paid in equal payments over these quarters.  This dividend payment is in addition to the 20% of the purse winnings from the Company’s thoroughbreds.  The Company will make special dividends to include any purse winnings from its thoroughbreds.

As such on February 18, 2014 the Company filed a Notification of Corporate Action with FINRA for a dividend of $0.00025 per share to shareholders of record on February 28, 2014. Any fraction of a penny shall be rounded up to the nearest $.01. The Company expects the dividend to be paid on March 7, 2014.

(2)	The Company has entered its thoroughbred, Newfound Gold, into the 6th race on Friday February 21, 2014 at Santa Anita.

(3)	The Company currently expects to enter Street Car into a race on March 2, 2014 at Los Alamitos.

Dated: February 18, 2014	Embarr Downs, Inc By: /s/ Joseph Wade Name: Joseph Wade Title: CEO